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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                                    0-11936

       Date of Report (Date of earliest event reported):   July 25, 2000


                              LAFARGE CORPORATION

                            Incorporated in Maryland

                     11130 Sunrise Valley Drive, Suite 300
                             Reston, Virginia 20191
                                 (703) 264-3600

                 I.R.S. Employer Identification No. 58-1290226



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Item 5.  Other Events.

See two attached press releases.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       LAFARGE CORPORATION


                                       By: /s/  Larry J. Waisanen
                                           -----------------------
                                           Larry J. Waisanen
                                           Executive Vice President and
                                           Chief Financial Officer

Date:  July 26, 2000


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[LAFARGE CORPORATION LOGO]                                 [PRESS RELEASE LOGO]

FOR IMMEDIATE RELEASE                               CONTACT:  Larry J. Waisanen
July 25, 2000                                                 (703) 264-3670

        LAFARGE CORPORATION LAUNCHES $100 MILLION SHARE REPURCHASE PLAN

RESTON, VA -- The Board of Directors of Lafarge Corporation (NYSE & TSE: LAF) today approved a stock repurchase plan authorizing the company and its Canadian subsidiary to spend up to $100 million over the next 18 months to repurchase company stock.

The plan will allow Lafarge Corporation, at management's discretion, to buy back its common stock from time to time on the market or through privately negotiated transactions. At the same time, the Board of Directors of Lafarge Canada Inc. (LCI), a subsidiary of Lafarge Corporation, approved a complementary share repurchase program in Canada through a normal course issuer bid. The LCI program, which is subject to approval by Canadian regulatory authorities, will permit LCI to repurchase, at market price, over a one-year period, up to 365,000 of its exchangeable preference shares (LCI.PR.E), representing slightly less than 10 percent of LCI's public float.

In total, $100 million may be spent for share repurchases under the two programs.

"Management believes that Lafarge's current stock price does not reflect our record profitability over the last five years or the favorable construction climate we have today," said John Piecuch, president and CEO of Lafarge Corporation. "This share repurchase plan will complement our internal development and acquisition strategy. Coupled with the contribution we expect from acquisitions and other capital investments, and the continuation of strong demand for construction products, this program should favorably impact earnings and shareholder value going forward."

                                    --more--

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At its July 25 meeting the Board of Directors of Lafarge Corp. also declared a cash dividend of 15 cents ($0.15) per share on the company's common stock. The common dividend is payable on September 1, 2000, to shareholders of record on August 15, 2000.

Lafarge Corporation is North America's largest diversified supplier of cement, aggregates and concrete, and other materials for residential, commercial, institutional and public works construction. The company operates 15 cement plants, approximately 700 construction materials operations, four gypsum wallboard manufacturing facilities and other businesses in 44 states in the U.S. and all provinces of Canada, with net sales of more than $2.6 billion in 1999.

The company's majority shareholder is Lafarge (Paris Stock Exchange: LAFP). The Lafarge Group is the world leader in building materials with operations in 70 countries and sales in excess of $11 billion.

--------------------------------------------------------------------------------
Statements made in this press release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions ("Factors") which are difficult to predict. Some of the Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to: the cyclical nature of the Company's business; national and regional economic conditions in the U.S. and Canada; Canadian currency fluctuations; seasonality of the Company's operations; levels of construction spending in major markets; supply/demand structure of the industry; competition from new or existing competitors; unfavorable weather conditions during peak construction periods; changes in and implementation of environmental and other governmental regulations; our ability to successfully identify, complete and efficiently integrate acquisitions; and other Factors disclosed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the
Securities and Exchange Commission. In general, the Company is subject to the risks and uncertainties of the construction industry and of doing business in the U.S. and Canada. The forward-looking statements are made as of this date and the Company undertakes no obligation to update them, whether as a result of new information, future events or otherwise.
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            VISIT THE LAFARGE CORP. WEB SITE AT WWW.LAFARGECORP.COM


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[LAFARGE CORPORATION LOGO]                                 [PRESS RELEASE LOGO]

FOR IMMEDIATE RELEASE                INVESTOR CONTACT
July 25, 2000                        ----------------
                                     Larry J. Waisanen (703) 264-3670

                                     MEDIA CONTACT
                                     -------------
                                     Lafarge:   Ted Pile (703) 264-3632
                                     Warren:   Ted Bravakis (416) 979-0049 x303

                  MERGER WITH WARREN PAVING & MATERIALS GROUP
              WILL INCREASE LAFARGE AGGREGATE AND ASPHALT HOLDINGS

RESTON, VA -- Lafarge Corporation (NYSE & TSE: LAF), North America's largest diversified supplier of construction materials, and Kilmer Van Nostrand Co. Limited (KVN) have reached an agreement to merge KVN's wholly owned subsidiary, The Warren Paving & Materials Group Limited, with Lafarge's aggregates, asphalt and paving operations in Canada. Toronto-based Warren is Canada's largest privately held supplier of construction aggregate (crushed stone, sand and gravel) and a leading supplier of asphalt and paving services.

The combined businesses would have competitive market positions and integrated aggregates and paving supply capabilities in a number of major markets across Canada. The transaction, which is subject to conditions including due diligence and to Canadian regulatory review, is expected to close this fall.

The Warren businesses generated sales in excess of CDN$500 million in 1999. They include 23 aggregate operations and 55 asphalt plants in British Columbia, Alberta, Saskatchewan, Ontario and Quebec. Warren owns or has rights to reserves in excess of 1.2 billion tons of crushed stone, sand and gravel, and produces approximately 19.3 million tons of aggregate per year. In addition, the company produces 4.6 million tons of paving materials for highway and street construction across Canada.

The transaction, valued at approximately CDN$425 million, would be financed through a combination of assumption of Warren's debt, cash and preferred shares. At closing, a subsidiary of Lafarge Canada Inc. (LCI) would assume the existing debt of Warren and pay cash for a

                                    --more--

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combined total of approximately CDN$230 million, issuing preferred shares for the balance. Concurrently, KVN would buy 4.4 million stock purchase warrants of Lafarge Corporation with a 15-year term and a strike price of USD$32 per share.

"With the merger of these two businesses, we are creating a strong, competitive supplier of aggregates and paving services in Canada," said Lawrence Tanenbaum, President and CEO of Kilmer Van Nostrand Co. Limited. "There are considerable similarities between our company values, the talents and expertise of our people, our customer service philosophies and our commitment to the many communities across Canada where we operate. I see a great match between these two organizations. Also, this transaction will enable KVN to have a very meaningful equity participation in Lafarge Corporation, which positions us to benefit from the favorable outlook for the new combined entity."

"Warren is a very capably managed company with strong market positions across Canada," said John Piecuch, President and CEO of Lafarge Corporation. "It's rare to see an opportunity come along that's such an ideal strategic and geographic fit for both companies.

"Going forward, we believe the skill sets of both organizations and the caliber of personnel in the new organization will result in considerable operating synergies and lead to many new growth opportunities," Piecuch added.

The transaction will make Lafarge one of the largest aggregate suppliers in North America, with over 100 million tons of production a year, more than double the sales volume of just three years ago. "By actively pursuing an aggregates-related growth strategy," said Piecuch, "we are taking advantage of the high level of demand for aggregates being driven by infrastructure spending and other strong sectors such as commercial and institutional building. Looking ahead, we remain optimistic that this trend of higher infrastructure spending will continue in both Canada and the United States."

Lafarge Corporation is North America's largest diversified supplier of cement, aggregates and concrete, and other materials for residential, commercial, institutional and public works construction. The company operates 15 cement plants, approximately 700 construction materials operations, four gypsum wallboard manufacturing facilities and other businesses in 44 states in

                                    --more--

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the U.S. and all provinces of Canada, with net sales of more than  $2.6 billion in 1999. The company's majority shareholder is Lafarge (Paris Stock Exchange:
LAFP). The Lafarge Group is the world leader in building materials with operations in 70 countries and sales in excess of $11 billion.

Kilmer Van Nostrand Co. Limited, (KVN) is a private investment holding company situated in Toronto, Canada, with investments in several principal areas, including construction, electronics manufacturing and sports/entertainment. The Warren Paving & Materials Group Limited, a wholly owned subsidiary of KVN, is Canada's largest privately held supplier of construction aggregate, and a leading supplier of asphalt and paving services. The Warren Group has operations in five provinces and employs over 2,500 Canadians across the country. In 1999, the company generated sales in excess of CDN$500 million.

--------------------------------------------------------------------------------
Statements made in this press release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions ("Factors") which are difficult to predict. Some of the Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to: the cyclical nature of the Company's business; national and regional economic conditions in the U.S. and Canada; Canadian currency fluctuations; seasonality of the Company's operations; levels of construction spending in major markets; supply/demand structure of the industry; competition from new or existing competitors; unfavorable weather conditions during peak construction periods; changes in and implementation of environmental and other governmental regulations; our ability to successfully identify, complete and efficiently integrate acquisitions; and other Factors disclosed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the
Securities and Exchange Commission. In general, the Company is subject to the risks and uncertainties of the construction industry and of doing business in the U.S. and Canada. The forward-looking statements are made as of this date and the Company undertakes no obligation to update them, whether as a result of new information, future events or otherwise.
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            VISIT THE LAFARGE CORP. WEB SITE AT WWW.LAFARGECORP.COM
   VISIT THE WARREN PAVING & MATERIALS GROUP WEB SITE AT WWW.WARRENGROUP.COM